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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Forms S-3 (No. 333-49795 and No. 333-45899) of Mac-Gray Corporation of our report dated February 22, 1999 appearing on page F-2 of this Form 10-K. We also hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44117) of Mac-Gray Corporation of our report dated February 22, 1999 appearing on page F-2 of this Form 10-K.

/s/ PricewaterhouseCoopers llp

Boston, Massachusetts
March 31, 1999